                            WASHINGTON, D.C. 20549

                        ------------------------------


                                  FORM 8-K/A

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              September 21, 1999
                        ------------------------------
                                Date of Report
                       (Date of earliest event reported)


                               IMAGEX.COM, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Washington                      0-78271                  91-1727170
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)


                       10800 N.E. 8th Street, Suite 200
                          Bellevue, Washington 98004
--------------------------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (425) 452-0011
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

         This Amendment No. 1 to the Current Report on Form 8-K dated September 30, 1999 of ImageX.com, Inc. ("ImageX") relates to ImageX's completion of an acquisition of 100% of the outstanding capital stock of Image Press, Inc. from Stanley F. and Marina Lynne Poitras, individually and as Trustees of the Poitras Family Trust Dated November 22, 1993, and Glen R. and Anne S. Douglas, as community property, the shareholders of Image Press, Inc., pursuant to a Stock Purchase Agreement among ImageX, Image Press and the shareholders of Image Press. The purpose of this amendment is to amend
Item 7 to provide the financial statements of Image Press required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which information was impracticable to provide at the time ImageX filed the Current Report on Form 8-K dated September 30, 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

              REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
ImageX.com, Inc.

         In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Image Press, Inc. (the Company) at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

San Francisco, California
November 1, 1999

                               IMAGE PRESS, INC.
                                BALANCE SHEETS


                                                                             December 31, 1998       June 30, 1999
ASSETS                                                                                                (unaudited)
------
Current assets:
         Cash                                                                   $      652            $   76,889
         Accounts receivable - trade                                               820,313             1,055,887
         Other receivables                                                           3,829                 1,397
         Inventories                                                                66,770                37,781
         Prepaid expenses                                                           21,965                25,718
                                                                                --------------------------------

                  Total current assets                                             913,529             1,197,672

Property and equipment, net                                                         83,783                80,426
Other assets                                                                        86,500                 3,500
                                                                                --------------------------------

                  Total Assets                                                  $1,083,812            $1,281,598
                                                                                --------------------------------
                                                                                --------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
         Short-term bank borrowings                                             $        -            $  110,000
         Notes payable to shareholders                                             202,094                61,086
         Trade accounts payable                                                    228,315               368,548
         Accrued liabilities                                                       210,385               213,167
                                                                                --------------------------------

                  Total current liabilities                                        640,794               752,801
                                                                                --------------------------------

Commitments (Note 6)

Shareholders' equity:
         Common stock, no par value, 2,500 shares authorized,
                  200 shares issued and outstanding                                 20,000                20,000
         Retained earnings                                                         423,018               508,797
                                                                                --------------------------------

                  Total shareholders' equity                                       443,018               528,797
                                                                                --------------------------------

                  Total liabilities and shareholders' equity                    $1,083,812            $1,281,598
                                                                                --------------------------------
                                                                                --------------------------------

The accompanying notes are an integral part of these financial statements.

                               IMAGE PRESS, INC.
                           STATEMENTS OF OPERATIONS


                                                    YEAR ENDED DECEMBER 31      SIX MONTH PERIOD ENDED JUNE 30
                                                                                          (UNAUDITED)
                                                     1997            1998            1998              1999
                                                  -------------------------------------------------------------
Revenues                                          $4,878,778      $6,555,393      $3,104,145        $3,806,609
Cost of sales                                      3,621,172       4,323,649       1,999,172         2,686,850
                                                  -------------------------------------------------------------
         Gross profit                              1,257,606       2,231,744       1,104,973         1,119,759
                                                  -------------------------------------------------------------
Operating expenses:
     General and administrative                      586,227         771,745         345,115           387,207
     Selling and marketing                           695,471         897,645         464,625           455,847
                                                  -------------------------------------------------------------
                                                   1,281,698       1,669,390         809,740           843,054
                                                  -------------------------------------------------------------
         Income (loss) from operations               (24,092)        562,354         295,233           276,705
                                                  -------------------------------------------------------------
Other income (expense):
Interest expense                                     (38,243)        (25,118)        (13,507)           (9,355)
Other income (expense), net                            8,068           8,362           4,958             1,958
                                                  -------------------------------------------------------------
                                                     (30,175)        (16,756)         (8,549)           (7,397)
                                                  -------------------------------------------------------------

Net income (loss)                                 $  (54,267)     $  545,598      $  286,684        $  269,308
                                                  -------------------------------------------------------------
                                                  -------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

                              IMAGE PRESS, INC.
                STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                                     Total
                                                             Common Stock                        Shareholders'
                                                       ------------------------     Retained        equity
                                                         Shares        Amount       Earnings       (deficit)
                                                       -------------------------------------------------------
Balance, December 31, 1996                                200         $20,000      $ (18,313)      $   1,687
     Net loss                                               -               -        (54,267)        (54,267)
     Distributions                                          -               -              -               -
                                                       -------------------------------------------------------

Balance, December 31, 1997                                200          20,000        (72,580)        (52,580)
     Net income                                             -               -        545,598         545,598
     Distributions                                          -               -        (50,000)        (50,000)
                                                       -------------------------------------------------------

Balance, December 31, 1998                                200          20,000        423,018         443,018
     Net income (unaudited)                                 -               -        269,308         269,308
     Distributions (unaudited)                              -               -       (183,529)       (183,529)
                                                       -------------------------------------------------------

Balance, June 30, 1999 (unaudited)                        200         $20,000      $ 508,797       $ 528,797
                                                       -------------------------------------------------------
                                                       -------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                              IMAGE PRESS, INC.
                           STATEMENTS OF CASH FLOWS


                                                                   Year ended            Six month period ended
                                                                   December 31                   June 30
                                                            ----------------------------------------------------
                                                               1997          1998          1998          1999
                                                            ----------------------------------------------------
                                                                                               (unaudited)
Cash flows from operating activities:
     Net income (loss)                                      $(54,267)     $ 545,598     $ 286,684     $ 269,308
     Adjustments to reconcile net income (loss) to
       net cash provided by (used in) operating
       activities:
         Depreciation                                         26,289         42,248        21,443         8,295
         (Increase) decrease in:
           Accounts receivable - trade                       368,373       (586,344)     (506,693)     (235,574)
           Other receivables                                   3,096         (3,829)            -         2,432
           Inventories                                        13,485        (45,305)      (32,514)       28,989
           Prepaid expenses                                     (185)        (4,153)      (10,098)       (3,753)
         Increase (decrease) in:
           Trade accounts payable                            (63,425)        36,664       142,567       140,233
           Accrued liabilities                               (32,497)       (12,475)      114,746         2,782
                                                            ----------------------------------------------------
   Net cash provided by (used in) operating
     activities                                              260,869        (27,596)       16,135       212,712
                                                            ----------------------------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                      (38,615)       (45,593)       (3,000)       (4,938)
     Purchase of investments                                       -        (72,000)            -             -
                                                            ----------------------------------------------------

   Net cash used in investing activities                     (38,615)      (117,593)       (3,000)       (4,938)
                                                            ----------------------------------------------------

Cash flows from financing activities:
     Net proceeds from (repayments of) short-term            (18,853)             -             -       110,000
       borrowings
     Repayment of notes payable to shareholders              (72,927)      (102,696)      (55,323)     (141,008)
     Distributions to shareholders                                 -        (50,000)            -      (100,529)
                                                            ----------------------------------------------------

   Net cash used in financing activities                     (91,780)      (152,696)      (55,323)     (131,537)
                                                            ----------------------------------------------------

   Net increase (decrease) in cash                           130,474       (297,885)      (42,188)       76,237

Cash at beginning of period                                  168,063        298,537       298,537           652
                                                            ----------------------------------------------------

Cash at end of period                                       $298,537      $     652     $ 256,349     $  76,889
                                                            ----------------------------------------------------
                                                            ----------------------------------------------------
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
     Interest                                               $ 38,243      $  25,118     $  13,507     $   9,355
                                                            ----------------------------------------------------
                                                            ----------------------------------------------------
Non-cash investing and financing activities:
     Distribution of other assets to shareholders           $      -      $       -     $       -     $  83,000
                                                            ----------------------------------------------------
                                                            ----------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                             IMAGE PRESS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         Image Press, Inc. (the Company) is a California corporation formed in August 1986. The Company is a broker of printed paper products. Customers are located in the Western United States, primarily in California.

         On September 21, 1999, 100% of the Company's common stock was sold to ImageX.com, Inc. (see Note 8).

         The unaudited interim financial statements as of June 30, 1999 and for the six month periods ended June 30, 1998 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash on hand and highly liquid temporary investments with original maturity dates of three months or less. There were no cash equivalents at December 31, 1998 and June 30, 1999 (unaudited).

         INVENTORIES

         Inventories include all third party direct costs incurred relating to undelivered products.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and are depreciated using a diminishing balance method over the estimated service lives. Minor repairs and maintenance, which do not improve or extend the lives of assets, are expensed as incurred. Major renewals are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in operations.

         Estimated services lives are as follows:


         Asset class                                                 Service lives
         -----------                                             ---------------------
         Vehicles                                                       5 years
         Furniture and fixtures                                         7 years
         Computer equipment                                             5 years
         Office equipment                                               5 years


         REVENUE RECOGNITION

         The Company recognizes revenue upon shipment of product.

         ADVERTISING

         Advertising and promotion costs are expensed as incurred and totaled approximately $1,535 and $1,541 for the years ended December 31, 1997 and 1998, respectively.

         INCOME TAXES

         At January 1, 1996, the Company, with the consent of its shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and generally does not pay Federal and State corporation income taxes. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, the shareholder reports the taxable income or loss.

         ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK

         The Company reviews the credit histories of potential customers prior to extending credit and maintains allowances for potential credit losses. No allowances were recorded at December 31, 1998 and June 30, 1999 (unaudited) based on management's assessment of credit losses. Sales to the largest customer were 16% and 11% for the years ended December 31, 1997 and 1998, respectively. Of the accounts receivable balance this customer represented 10% of the balance at December 31, 1998.

2.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:


                                                                  December 31,1998       June 30,1999
                                                                                         (unaudited)
         Vehicles                                                    $  72,424            $  72,424
         Furniture and fixtures                                         59,189               61,555
         Computer equipment                                            186,620              189,192
         Office equipment                                               46,657               46,657
                                                                  ---------------------------------
                                                                       364,890              369,828

         Less accumulated depreciation                                (281,107)            (289,402)
                                                                  ---------------------------------
                                                                     $  83,783            $  80,426
                                                                  ---------------------------------
                                                                  ---------------------------------


                                                                          Page 8



         As of December 31, 1998, approximately $198,186 of fully depreciated property and equipment remained in service. Depreciation expense was $26,289, $42,248, $21,443 and $8,295 for the years ended December 31, 1997 and 1998 and the six month periods ended June 30, 1998 and 1999 (unaudited), respectively.

3.       OTHER ASSETS

         Included in other assets at December 31, 1998 is an investment in a non-marketable equity security of $72,000 and a club membership of $11,000. These assets are carried at cost. No income or loss has been recognized to date on these assets. These assets were distributed to the shareholders during the six month period ended June 30, 1999 (unaudited) (Note 8).

4.       SHORT TERM BANK BORROWINGS

         On May 27, 1997, the Company entered into a $250,000 bank line of credit with Union Bank of California. As of December 31, 1998, $250,000 was available to be drawn under the line of credit. The line, which is guaranteed by the Company's shareholders, accrues interest at 1.5% above the bank's reference rate (10% at December 31, 1998) and is collateralized by accounts receivable, inventories, and equipment. The line of credit expires on November 30, 1999.

5.       NOTES PAYABLE TO SHAREHOLDERS

         Notes payable to shareholders are uncollateralized, bearing interest at 10% per annum with interest payable quarterly. These notes were repaid in full following the six month period ended June 30, 1999 (unaudited) (Note 8). Interest expense on the Notes was $37,146, $24,526, $13,263 and $7,628 for the years ended December 31, 1997 and 1998 and the six month periods ended June 30, 1998 and 1999 (unaudited), respectively.

6.       LEASE OBLIGATIONS

         The Company leases its premises under an operating lease. In addition to the base rents, the Company is also responsible for property taxes and related insurance expenses. The facility lease is noncancelable and expires in July 2001. Total lease expense under this agreement was $58,625, $71,881, $37,514 and $37,036 for the years ended December 31, 1997 and 1998, and the six month periods ended June 30, 1998 and 1999 (unaudited), respectively.

         The Company is also obligated under terms of noncancelable operating leases for equipment, expiring in January 2001. Total lease expense under these leases was $2,200 for the years ended December 31, 1997 and 1998, respectively.

         The following is a schedule of future minimum lease payments under leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998.


                                       Premises           Equipment
                                        lease              leases
                                       ----------------------------
               1999                    $ 73,860            $2,200
               2000                      73,860             2,200
               2001                      43,085               183
                                       ----------------------------
                                       $190,805            $4,583
                                       ----------------------------
                                       ----------------------------

7.       EMPLOYEE BENEFIT PLAN

         Effective January 1, 1993, the Company established a 401(k) profit sharing plan (the Plan) covering all eligible employees who meet certain age and service requirements. Participants are allowed to defer the lesser of 25% of their annual compensation or $30,000 under the Plan. Employer contributions are made to the Plan at the discretion of the Company's Board of Directors up to a maximum of 15% of each employee's eligible salary. Contributions made by the Company totaled $41,500 and $46,037 for the years ended December 31, 1997 and 1998, respectively. The Plan includes professionally managed investment funds that are invested at the discretion of individual Plan members, and a professional third-party plan administrator. As a participant-driven plan, under Internal Revenue Code
Section 404(c), the Company is effectively relieved of liability for losses that result from individual participant investment decisions.

         In September 1999 (unaudited) following the sale of the Company (Note 8), the Plan was terminated without further liability to the Company. No employer contributions were made in 1999 and the plan funds may be transferred into the ImageX.com plan from January 1, 2000, at the discretion of each member of the Plan.

8.       SALE OF THE COMPANY (UNAUDITED)

         On September 21, 1999, the shareholders sold 100% of the Company's common stock to ImageX.com, Inc. Prior to the sale, the Company distributed cash totaling $77,611 to the shareholders. In addition, the notes payable to shareholders were repaid in full.

         (b)  PRO FORMA FINANCIAL INFORMATION

         The proforma condensed balance sheet at September 30, 1999 already reflects the acquisitions of Fine Arts Engravers Company, Inc. and Image Press, Inc. The unaudited pro forma condensed statement of operations is based on individual historical results of operations of ImageX.com, Inc., Fine Arts Engravers Company, Inc. and Image Press, Inc. for the year ended December 31, 1998 and for the nine months ended September 30, 1999, after giving effect to the acquisition of Fine Arts Engravers Company, Inc. and Image Press, Inc. as if it had occurred at the beginning of each of the periods presented.

         The proforma condensed balance sheet and unaudited pro forma condensed statement of operations should be read in conjunction with the historical financial statements and notes thereto of ImageX.com, Inc., Fine Arts Engravers Company, Inc. and Image Press, Inc. The proforma condensed balance sheet and unaudited pro forma condensed statement of operations are presented for illustrative purposes only and are not necessarily indicative of results of operations that would have actually occurred had the acquisition of Fine Arts Engravers Company, Inc. and Image Press, Inc. been effected on the dates assumed.

                             IMAGE PRESS, INC.
                       PRO FORMA CONDENSED BALANCE SHEET


                                                           SEPTEMBER 30,
                                                               1999
                                                             (ACTUAL)
ASSETS
Current assets
    Cash and cash equivalents                              $ 27,255,626
    Accounts receivable                                       3,318,694
    Inventories                                                 723,003
    Prepaid expenses and other current assets                   960,318
                                                           ------------

        Total current assets                                 32,257,641

Property and equipment, net                                   5,173,413
Goodwill, net                                                 2,265,751
Other assets                                                  2,053,072
                                                           ------------

        Total assets                                       $ 41,749,877
                                                           ------------
                                                           ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                                       $  3,018,913
    Accrued liabilities                                       1,194,582
                                                           ------------

        Total current liabilities                             4,213,495
                                                           ------------
Commitments

Shareholders' equity
    Common stock                                                167,006
    Additional paid-in capital                               62,106,947
    Unearned compensation                                    (1,094,082)
    Notes receivable from shareholders                         (220,000)
    Accumulated deficit                                     (23,423,489)
                                                           ------------
        Total shareholders' equity                           37,536,382
                                                           ------------
        Total liabilities and shareholders' equity         $ 41,749,877
                                                           ------------
                                                           ------------


                                IMAGE PRESS, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS


                                                 YEAR ENDED DECEMBER 31, 1998
                             -------------------------------------------------------------------
                                            FINE ARTS                    PRO FORMA
                            IMAGEX.COM,     ENGRAVERS       IMAGE       ADJUSTMENTS
                               INC.       COMPANY, INC.  PRESS, INC.     (NOTE 1)     PRO FORMA
                            -----------   ------------   -----------   ------------  -----------
Revenues                    $   968,028   $10,460,334    $6,555,393             -    $17,983,755
Cost of sales                   997,713     7,127,106     4,323,649     $ 151,559     12,600,027
                            -----------   ------------   -----------   ------------  -----------

    Gross profit (loss)         (29,685)    3,333,228     2,231,744      (151,559)     5,383,728
                            -----------   ------------   -----------   ------------  -----------
Operating expenses
    General and
    administrative            3,413,093     2,363,046       771,745       326,169      6,874,053
    Selling and marketing     2,182,311       528,474       897,645             -      3,608,430
    Research and development  2,550,926             -             -             -      2,550,926
    Amortization of unearned
      compensation              378,507             -             -             -        378,507
    Amortization of goodwill          -             -             -       204,110        204,110
                            -----------   ------------   -----------   ------------  -----------

     Total operating expense  8,524,837     2,891,520     1,669,390       530,279     13,616,026
                            -----------   ------------   -----------   ------------  -----------

      Income (loss) from
        operations           (8,554,522)      441,708       562,354      (681,838)    (8,232,298)

Other expense, net              (46,346)     (245,722)      (16,756)            -       (308,824)
                            -----------   ------------   -----------   ------------  -----------

  Net (loss) income before
      taxes                  (8,600,868)      195,986       545,598      (681,838)    (8,541,122)

    State income tax expense          -        15,405             -             -         15,405
                            -----------   ------------   -----------   ------------  -----------

    Net (loss) income        (8,600,868)  $   180,581    $  545,598     $(681,838)    (8,556,527)
                                          ------------   -----------   ------------
                                          ------------   -----------   ------------

Preferred stock accretion      (221,467)                                                (221,467)
                            -----------                                              -----------
Net loss used in
    calculating
    loss per share          $(8,822,335)                                             $(8,777,994)
                            -----------                                              -----------
                            -----------                                              -----------
Basic and diluted net
    loss per share          $     (7.27)                                             $     (6.63)
                            -----------                                              -----------
                            -----------                                              -----------
Weighted-average shares
    outstanding               1,213,591                                                1,323,735
                            -----------                                              -----------
                            -----------                                              -----------

                                               NINE MONTHS ENDED SEPTEMBER 30, 1999
                              ---------------------------------------------------------------------
                                               FINE ARTS
                                               ENGRAVERS        IMAGE       PRO FORMA
                                             COMPANY, INC.   PRESS, INC.   ADJUSTMENTS
                                 ACTUAL      (3.5 MONTHS)    (8.5 MONTHS)   (NOTE 1)     PRO FORMA
                              ------------   -------------   ------------  ----------- ------------
Revenues                      $  6,645,756    $2,525,463      5,359,439     $ (37,135) $ 14,493,523
Cost of sales                    4,986,133     1,814,207      3,709,425        69,202    10,578,967
                              ------------   -------------   ------------  ----------- ------------

    Gross profit (loss)          1,659,623       711,256      1,650,014      (106,337)    3,914,556
                              ------------   -------------   ------------  ----------- ------------
Operating expenses
    General and
    administrative               5,660,440       615,671        968,348       215,177     7,459,636
    Selling and marketing        3,777,303       133,842        326,690             -     4,237,835
    Research and development     2,050,969             -              -             -     2,050,969
    Amortization of unearned
      compensation                 945,914             -              -             -       945,914
    Amortization of goodwill        78,915             -              -        96,252       175,167
                              ------------   -------------   ------------  ----------- ------------

     Total operating expense    12,513,541       749,513      1,295,038       311,429    14,869,521
                              ------------   -------------   ------------  ----------- ------------

      Income (loss) from
        operations             (10,853,918)      (38,257)       354,976      (417,766)  (10,954,965)

Other expense, net                  64,016       (47,104)        (9,561)            -         7,351
                              ------------   -------------   ------------  ----------- ------------

  Net (loss) income before
      taxes                    (10,789,902)      (85,361)       345,415      (417,766)  (10,947,614)

    State income tax expense             -             -         28,870             -        28,870
                              ------------   -------------   ------------  ----------- ------------

    Net (loss) income          (10,789,902)   $  (85,361)    $  316,545     $(417,766)  (10,976,484)
                                             -------------   ------------  -----------
                                             -------------   ------------  -----------

Preferred stock accretion          (83,613)                                                 (83,613)
                              ------------                                             ------------
  Net loss used in
    calculating
    loss per share            $(10,873,515)                                            $(11,060,097)
                              ------------                                              -----------
                              ------------                                              -----------
Basic and diluted net
    loss per share             $     (2.76)                                             $     (2.76)
                               -----------                                              -----------
                               -----------                                              -----------
Weighted-average shares
    outstanding                  3,935,641                                                4,004,628
                               -----------                                              -----------
                               -----------                                              -----------

Note 1 - The unaudited statements of operations give effect to the following pro forma adjustments necessary to reflect the acquisition of Fine Arts and Image Press as it occurred at the beginning of the period:

          (a)  The amortization of goodwill over a period of 10 years

          (b) The additional depreciation expense recorded to cost of sales and general and administrative expense for the increase in the value of the property and equipment acquired.

         (c)  EXHIBITS


         EXHIBIT NUMBER              DESCRIPTION
         --------------              -----------
         10.1                        Stock Purchase Agreement dated September 21, 1999 among ImageX.com, Inc.,
                                     Stanley F. and Marina Lynne Poitras, individually and as Trustees of the
                                     Poitras Family Trust Dated November 22, 1993, Glen R. and Anne S. Douglas,
                                     as community property*
         ------------------------------------------------------------------------------------------------------


         * Previously filed.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   IMAGEX.COM, INC.


Dated: November 15, 1999                           By: /s/ Robin L. Krueger
                                                       -----------------------
                                                       Robin L. Krueger
                                                       Chief Financial Officer

                               INDEX TO EXHIBITS


     EXHIBIT NUMBER               DESCRIPTION
     --------------               -----------
     10.1                         Stock Purchase Agreement dated September 21,
                                  1999 among ImageX.com, Inc., Stanley F. and
                                  Marina Lynne Poitras, individually and as
                                  Trustees of the Poitras Family Trust Dated
                                  November 22, 1993, Glen R. and Anne S.
                                  Douglas, as community property*
     -------------------------------------------------------------------------


     * Previously filed.